SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 9, 1997 (August 28, 1997)


Sheldahl, Inc.
   (Exact name of Registrant as specified in its charter)


           Minnesota         		    0-45			    41-0758073
(State or other jurisdiction 		Commission			(I.R.S. Employer
      of incorporation)			File Number) 	     Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota      				           55057
(Address of principal executive offices)        		  (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000
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Item 5.  Other Events.

General
_______

	On August 19, 1997, the Board of Directors of Sheldahl, Inc., a Minnesota corporation (the "Company"), authorized a private placement of its newly created Series B Convertible Preferred Stock, $1.00 par value per share, and Warrants (the "Warrants") to purchase shares of the Company's Common Stock, $.25 par value per share (the "Preferred Stock"), to a group of five accredited investors (the "Investors"). The Board also authorized granting the Investors certain registration rights with regard to the shares of Common Stock underlying the Preferred Stock and the Warrants. The closing of the private placement occurred on August 29, 1997.

Preferred Stock
_______________
	The Company sold an aggregate of 15,000 shares of the Preferred Stock to the Investors for an aggregate purchase price of $15,000,000, pursuant to the Convertible Preferred Stock Purchase Agreement among the Company and the Investors (the "Agreement"). Pursuant to the terms of the Agreement, the Company has the right, subject to the satisfaction of certain conditions, to require the Investors to purchase shares of Series C Convertible Preferred Stock, par value $1.00 per share, with terms identical to the Preferred Stock ("Series C Preferred Stock"), for an aggregate additional purchase price of up to $15,000,000. If the Company exercises its right to sell any shares of the Series C Preferred Stock, it may not sell less than $1,000,000 worth of the Series C Preferred Stock.

	The Preferred Stock is entitled to 5% dividends, payable upon conversion, in shares of Common Stock or cash, at the option of the Company. The Preferred Stock is convertible into shares of the Company's Common Stock at any time. Each holder of Preferred Stock is entitled to convert each share of Preferred Stock into that number of shares of Common Stock that equals $1,000 plus accrued dividends divided by the Conversion Price. The Conversion Price is (1) the lesser of 110% of the average per share market value of the Company's Common Stock for five (5) business days immediately preceding August 28, 1997, or (2) 101% of the average of the five lowest consecutive per share market values during the thirty (30) business days immediately preceding the conversion date. The Conversion Price is subject to adjustment for certain dilution and market price events.

	Under certain circumstances, when the Company's Common Stock trades at less than $20 per share for ten (10) consecutive business days, the conversion rights of the holders of the Preferred Stock are limited pursuant to the Agreement.

	The Company may require holders of Preferred Stock to convert to Common Stock provided that the Company's Common Stock trades at certain pre-set price levels. The Company may also redeem the Preferred Stock under certain circumstances. The Company is obligated to redeem the Preferred Stock, at the option of the holders, in the event the Company defaults under certain obligations which are part of the terms of the Preferred Stock.

	Pursuant to the terms of the Agreement, the Company's Chief Executive Officer and Vice President, Finance have executed a lock-up agreement, pursuant to which each of them committed not to sell more than 10% of the shares of the Company's Common Stock beneficially owned by him for a period of forty-five (45) days following August 29, 1997, and for the forty-five (45) day period following any closing for the Series C Preferred Stock. The Lock Up period expires prior to the end of the 45-day period if a registration statement covering the Preferred Stock and Warrants or Series C Preferred, as the case may be, is declared effective. The Lock-Up Agreements exclude the exercise and sale of shares issued to the officers under the Company's stock option or similar plans.

	The Agreement between the Company and the Investors, and the Certificate of Designation for the Preferred Stock, are incorporated herein by reference as Exhibits 4.1 and 4.2 hereto. The foregoing description of the Agreement and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Warrant
_______

	In connection with the issuance of the Preferred Stock, the Company also granted to each Investor a Warrant to purchase shares of the Company's Common Stock. The aggregate amount of shares of Common Stock the Company is obligated to issue under the Warrants is 67,812 at an exercise price of $27.65 per share. The form of Warrant issued by the Company to the Investors is incorporated herein by reference as Exhibit 4.3 hereto.

Registration Rights
___________________

	The Company granted the Investors certain registration rights. The registration rights cover all shares of Common Stock issuable to the Investors upon conversion of the Preferred Stock, whether Series B or Series C, and upon exercise of the Warrants. The Company is obligated to file a shelf Registration Statement within twenty-five (25) days of August 29, 1997 on Form S-3. If the Company issues to the Investors any Series C Preferred Stock, the Company is obligated to file an additional shelf Registration Statement within twenty-five (25) days of the closing date for the sale of such Series C Preferred Stock.

	The Registration Rights Agreement between the Company and the Investors specifying the terms of the registration rights is incorporated herein by reference as Exhibit 4.4 hereto. The foregoing description of the Registration Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.

	Exhibit 4.1.	Convertible Preferred Stock Purchase Agreement among
the Company, Southbrook International Investments, Ltd., HBK
Cayman L.P., HBK Offshore Fund Ltd., HBK Investments L.P.,
Proprietary Convertible Investment Group, Inc. and Brown
Simpson Strategic Growth Fund, L.P.
	Exhibit 4.2.	Certificate of Designation, Preferences and Rights of
Series B Convertible Preferred Stock.
	Exhibit 4.3.	Form of Warrant.
	Exhibit 4.4.	Registration Rights Agreement among the Company,
Southbrook International Investments, Ltd., HBK Cayman L.P.,
HBK Offshore Fund Ltd., HBK Investments L.P., Proprietary
Convertible Investment Group, Inc. and Brown Simpson
Strategic Growth Fund, L.P.
	Exhibit 4.5.	Press Release
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SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

						Sheldahl, Inc.


						By    /s/ John V. McManus
						     John V. McManus, Vice President
Dated: September 9, 1997
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